UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 28, 2007 (December 21, 2007)

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13709	52-2059785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 21, 2007, Anworth Mortgage Asset Corporation (the “Company”) entered into an amendment (the “Amendment”) with Deutsche Bank Securities Inc. (the “Representative”) for itself and as representative of the underwriters named in that certain underwriting agreement (the “Underwriting Agreement”) dated November 29, 2007 among the Company, the Representative, Friedman, Billings, Ramsey & Co., Inc., JMP Securities LLC and Sterne, Agee & Leach, Inc. (collectively, the “Underwriters”) relating to the sale of 9,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Amendment amended the Underwriting Agreement to provide that the Company may offer and sell up to $10,000,000 of Common Stock without the prior written consent of the Representative during the sixty day period from November 29, 2007. A copy of the Amendment is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description
1.1	Amendment to Underwriting Agreement, dated December 21, 2007, between the Company and the Representative for itself and on behalf of the Underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: December 28, 2007	By:	/s/ Joseph Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description
1.1	Amendment to Underwriting Agreement, dated December 21, 2007, between the Company and the Representative for itself and on behalf of the Underwriters